EXHIBIT 4.3



                             CHEYENNE SOFTWARE, INC.

                        1989 Incentive Stock Option Plan
                       Originally Adopted October 18, 1989

                       Adopted by the Board of Directors,
                  As Amended and Restated, on October 19, 1995
                  --------------------------------------------



          1.   Purpose of the  Plan.  This plan  shall be known as  the Cheyenne
               --------------------

Software, Inc. 1989  Incentive Stock Option Plan  (the "Plan" or  the  "ISOP" or

the  "1989 ISOP").   The purpose of the Plan is  to attract and  retain the best available personnel for positions of substantial responsibility  and to  provide additional  incentives  to  the  officers  and  other key employees of  Cheyenne

Software  Inc.,  a  Delaware  corporation  (the "Company")  and  any  present or future  Parent or Subsidiary of the  Company  to  promote  the  success  of  the

Company.   Pursuant to the Plan, such  persons will be given the opportunity  to acquire common stock of  the  Company  through  the  grant  of  incentive  stock options.  This  Plan and the Options to be granted hereunder are intended  to be

"incentive stock options" as defined  in Section 422  of  the  Internal  Revenue

Code of 1986, as amended.

          2.   Definitions.   In  addition  to  other  terms  defined  elsewhere
               -----------

herein, the following capitalized terms used herein have the following definitions:

               "Board" means the Board of Directors of the Company.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Committee" means the Option Committee of the Board, appointed by the Board in accordance with Section 4 hereof.

               "Common Stock" means the common  stock, par value $.01 per share,

of


































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
the Company.

               "Company"  means Cheyenne  Software, Inc.,  and  all present  and

future Subsidiaries.   "Continuous Status  as an Employee" means  the absence of

any interruption or termination of  an individual's employment by, or  status as an  officer or  director of  the Company,  or  any present  or future  Parent or

Subsidiary.   In the case of  an Employee on  an approved leave of  absence, the

Committee may, if it determines that to do  so would be in the best interests of the Company, provide in a specific  case for the continuation of Options  during such leave of absence, such  continuation to be on such terms and  conditions as the Committee determines to be appropriate.

               "Employee" means any person (who may be an  officer or a director of the Company) employed  by the Company (within the meaning  of Section 3401(c)

of  the Code  and  the  regulations promulgated  thereunder),  or any  successor corporation by merger or consolidation, or employed by a Subsidiary.

               "ISO" means an Option.

               "Option"  means an  option granted  pursuant to  the Plan.   Each

Option shall be  evidenced by a stock option agreement or certificate, which may be in the form of a letter.

               "Optionee" means an Employee to whom an Option has been granted.

               "Option  Committee"  means  the Option  Committee  of  the Board,

appointed by the Board in accordance with Section 4 hereof.

               "Parent" means any present or future corporation which would be a

"parent corporation" as  defined in Subsections (e) and (g) of Code Section 424.

When the context  requires, such determination shall  be made as if  the Company were the employer corporation.


































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


               "Plan" means  the Cheyenne  Software, Inc.  1989 Incentive  Stock

Option Plan.

               "Share" means one  share of Common Stock,  adjusted if applicable in accordance with Section 6 of the Plan.

               "Subsidiary" shall mean  any present or future  corporation which would  be a "subsidiary  corporation" as defined  in Subsections (f)  and (g) of

Code Section 424.  When the  context requires, such determination shall be  made as if the Company were the employer corporation.

               "Underlying  Stock" shall mean the Shares of Common Stock subject to an Option.

          3.   Shares  Subject to the Plan.  Except as otherwise required by the
               ---------------------------

provisions of paragraph  9 hereof, the aggregate  number of Shares which  may be issued upon the exercise  of all Options pursuant to  the Plan shall not  exceed

5,806,250 Shares, unless adjusted in  accordance with paragraph 8.   Such Shares

may be either authorized  but unissued Shares or treasury shares.   If an Option

shall expire without  having been exercised in full,  the unpurchased Underlying

Shares which were  subject thereto shall, unless the Plan shall theretofore have been terminated, again be available for issuance under the Plan.

          4.   Administration.
               --------------

               (a)  The Plan  shall be administered by an  option committee (the

"Option Committee" or the "Committee") appointed by the  Board and consisting of two  or more members of the  Board;  the Board,  in its absolute discretion, may select persons to  serve on the Committee who would  be "disinterested persons".

The term "disinterested person", as used in


































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
this  Plan, shall mean  an administrator  of the  Plan who has  not at  any time within one year  prior to his/her service as administrator of the Plan received,

and who will  not during  the term  of his/her service  receive a  discretionary grant or award of a stock option or stock appreciation rights under this Plan or any other  plan or practice of the  Company or any of its  affiliates.  Any such person shall  otherwise comply with  the requirements of Rule  16b-3 promulgated under the Securities Exchange Act  of 1934, as amended, as from time  to time in effect and shall be an "outside  director"  within  the  meaning  of  applicable

Treasury Regulations proposed or promulgated  under  Code  Section  162(m).  Any standing  or  other  committee  of  the  Board  which  otherwise  satisfies  the requirements of the Option Committee may be authorized by the Board to  serve as the Option Committee, whether or not the name of  such  committee  includes  the term "Option Committee".

               (b)  The Committee shall  be authorized (but  only to the  extent not contrary to  the express provisions of the Plan or to resolutions adopted by the  Board) to  interpret the Plan,  to prescribe,  amend and rescind  rules and regulations relating to the Plan, to determine the recipients, form, and content of Options to be granted under the  Plan, and to make other determinations which it deems necessary or appropriate for the proper administration of the Plan, and shall  have and may exercise such other powers and authority as may be delegated to it by the Board from time to time.  A majority of  the entire Committee shall constitute a  quorum, and  the action  of a  majority of  the Committee  members present  at any meeting at which a quorum  is present shall be the action of the

Committee.  All decisions, determinations,  and interpretations of the Committee shall be  final and  conclusive on  all persons  affected thereby  and shall  be consistent with Code Section 422.

               (c)  No member of the Committee shall be liable for any action or determination made in  good faith with respect to the Plan or any Option granted thereunder.

               (d)  The President or  such other officers of the  Company as the

Committee may designate, or a Secretary  of the Committee designated by majority resolution of the Committee, shall execute such certificates, option  agreements and other  documents  as may  be  necessary to  evidence  the decisions  of  the

Committee and/or  implement and  carry out  the Plan.   The  President or  other

officers of the Company, when so acting, shall be deemed to be acting solely  in a ministerial capacity, and the  acts of such officers of the  Company shall not be construed as  giving them any  discretionary authority  over the granting  of

Options or the administration of the Plan.

          5.   Eligibility.  Options may  be granted to any Employee who, in the
               -----------

opinion of the Committee, has  or is expected to  make key contributions to  the success of the Company.  An Employee who has been granted an Option or any other options or  rights, under any other plan or  otherwise, may, if otherwise eligi-

ble, be granted additional Options.

          6.   Terms and Conditions of Options.  Options granted pursuant to the
               -------------------------------

Plan shall be evidenced by written agreements in such form as the Committee from time to time  shall determine, which agreements shall comply with and be subject to the following terms and conditions:

               (a)  Option Price.   The price  per share at which  any Incentive
                    ------------

Stock Option granted under the Plan may be exercised shall  not be less than the fair market value (determined in  good faith by the Committee on a basis consis-

tent with the provisions of Section 422 of the  Code) of the Underlying Stock at

the time  such Option is granted.  The exercise price of an Option granted to an

Optionee who owns (within the meaning  of Section 424(d) of the Code)  more than

10% of the total combined voting power of all classes of stock of the

Company, or of any  of its Parent or Subsidiary  corporations, at the time  such

Option is  granted shall not be less  than 110% of the fair  market value of the

Underlying Stock at the time the Option is granted.  No Option may be granted at a price per share which is less than the par value of the Underlying Stock.

               (b)  Option Term.   The term of each Option  shall be established
                    -----------

by the  Committee, but shall not  in any event  exceed seven (7) years  from the date of grant of the Option.

               (c)  Nontransferability of Options.  Options shall by their terms
                    -----------------------------

not be  transferable except by will  or by the laws of  descent and distribution and shall be exercisable during an Optionee's lifetime only by the Optionee.

               (d)  Time  of Exercise.   No  option may  be exercised  until the
                    -----------------

second  (2nd) anniversary  of the  date of  grant.   Not  more than  25% of  the

Underlying Stock may  be purchased prior to  the third (3rd) anniversary  of the date of grant, and not more than 50% of the Underlying Stock (including Underly-

ing  Stock acquired prior to the  3rd anniversary) may be  acquired prior to the fourth (4th) anniversary of the date of grant.

               (e)  Maximum Number of  Options  to  Any  Employee.   The maximum
                    ---------------------------------------------

number of options that may be granted under this Plan to  any  Employee  in  any calendar year shall be 500,000.


               (f)  Other  Provisions.   The Option agreements  authorized under
                    -----------------

the Plan shall contain such other provisions  not inconsistent with the terms of the Plan, including,  without limitation, restrictions upon the  exercise of the

Option, as the  Committee shall deem advisable.  Options may contain other terms or restrictions as determined by the Committee in its discretion.

          7.   Exercise of Options.
               -------------------

               (a)  Procedure  for Exercise.  Options may  be exercised in whole
                    -----------------------

or in part by written notice, delivered by hand  or mailed by prepaid registered or certified mail,
addressed to the  President or Secretary of the Company or  the Secretary of the

Committee, at  the Company's executive  offices, which notice shall  specify the date the Option to  be exercised was granted and  the number of whole Shares  to which such exercise applies.  No Option may be exercised to any extent until all conditions set forth in the Plan and in such Option shall have been satisfied.

               (b)  Payment.   Payment for all  Shares purchased by the exercise
                    -------

of  an Option  shall be  made in  cash or  by delivery  of Shares  owned by  the

Optionee having an aggregate fair  market value on the date of exercise equal to the  aggregate exercise  price of  the  portion of  the Option  being exercised.

Payment shall be  made at the time that  an Option or any part  thereof is exer-

cised, and no Shares shall be issued until full  payment therefor has been made.

No Optionee shall, as such, have any rights as a stockholder of the Company.

               (c)  Holding  Period of  Shares  Acquired  Under Incentive  Stock
                    ------------------------------------------------------------

Options.  The Committee shall advise each holder  of an Option that (i) in order
-------

for such Option to be treated  as an incentive stock option under the  Code, the

Shares acquired  upon exercise of  such Option must not  be disposed of  until a date which is at least two  years after the date such Option was  granted and at least  one year after the  date such Shares were acquired  by such Optionee, and that  (ii)  without written  notice,  delivered  by hand  or  mailed  by prepaid registered  or certified mail,  addressed to the  President or Secretary  of the

Company or the Secretary of the Committee at the Company's executive offices, no

Optionee may dispose  of Shares acquired pursuant  to the exercise of  an Option within the aforesaid two or one-year periods.

               (d)  Termination of Employment of an Optionee.
                    ----------------------------------------

                    (i)   Subject  to  the   provisions  of  subparagraphs  (ii)

          through (v)
          of this paragraph  7(d), if an Optionee's employment  with the Company or a Parent  or Subsidiary terminates for any reason,  with or without cause,  any Option  granted  to him  shall terminate  on the  date his employment terminates.

                    (ii)   Subject  to the  provisions of  subparagraph (iv)  of

          this paragraph 7(d),  if an Optionee dies  while in the employ  of the

          Company or a  Parent or Subsidiary, or  on approved leave  of absence,

          his Option may be exercised within three (3) months after his death by the executor or administrator of the estate  of the Optionee or by the person to whom the Option shall pass by will or by the laws of descent and distribution, but only to the extent the  Optionee was entitled to exercise the Option on the date of his death.  The Company may require such executor or any other person  claiming to be entitled to exercise the Option pursuant to this subparagraph to furnish such  proof of his or  her authority,  including a  bond or  indemnity agreement,  as the

          Company may reasonably  require.  The cost  of any such bond  shall be the responsibility of the persons seeking to exercise the Options.

               (iii)   Subject to  the provisions of  subparagraph (iv)  of this

          paragraph  7(d), if an  Optionee's termination of  employment with the

          Company and its  Parent or Subsidiary shall be by reason of his perma-

          nent and total disability (within the meaning  of Section 422(c)(6) of the Code),  any Option shall  terminate upon the expiration  of twelve

          (12)  months after  the date  on  which the  Optionee's employment  is terminated, and may  be exercised by a conservator,  guardian or other fiduciary ("Legal Representative") duly appointed to act  on behalf of the

          Optionee.    The Company  may  require  such  Legal Representative  to

          furnish  such proof  of  his or  her authority,  including  a bond  or indemnity agreement, as the Company  may reasonably require.  The cost of any such bond shall be the responsibility of the persons seeking to exercise the Options.

               (iv)  Notwithstanding the  provisions of  subparagraphs (ii)  and

          (iii) of this paragraph 7(d) or any other provisions of this  Plan, in no event  may an Option  be exercised by  anyone after five  (5) years from the date it was granted.

               (v)  Nothing  in the Plan or in any  Option shall confer upon any

          Optionee the  right to continue  in the employ  of the Company  or any

          Parent or Subsidiary  or interfere in  any way with  the right of  the

          Company or such Parent or Subsidiary to terminate the employment of an

          Optionee at any time.   The Committee's determination that an Optione-

          e's employment  has terminated and the date thereof shall be final and conclusive on all persons affected thereby.

          8.   Changes in Capital.   If the outstanding Common  Stock subject to
               ------------------

the Plan shall at  any time be  changed or exchanged by  declaration of a  stock dividend, stock split, combination of shares, recapitalization, merger, consoli-

dation or other  corporate reorganization in which the  Company is the surviving corporation, the  number and kind of shares subject  to this Plan and the option prices shall  be  appropriately and  equitably adjusted  so as  to maintain  the

option price  thereof.   In the event  of a  dissolution or  liquidation of  the

Company or a  merger, consolidation,  sale of  all or substantially  all of  its assets,  or other  corporate  reorganization in  which  the Company  is not  the surviving  corporation, or  any merger  in which  the  Company is  the surviving corporation but the holders of the Common Stock receive securities of another corporation, any outstanding options hereunder shall terminate, provided that each Optionee shall, in such event, if no provision has  been made for a substi-

tution  pursuant to the following sentence,  have the right immediately prior to such dissolution, liquidation, merger, consolidation,  sale of assets or reorga-

nization in which  the Company is the  surviving corporation but the  holders of its  Common Stock  receive securities  of another  corporation, to  exercise any unexpired option in  whole or in part  without regard to  the date on which  the

option otherwise  would be  first exercisable.   Nothing herein  contained shall

prevent the substitution  of a  new option  by the surviving  corporation.   The

existence of  the Plan  or options hereunder  shall not  in any way  prevent any transaction described herein and no holder of an option  shall have the right to prevent any such transaction.

          9.   Time of  Granting Options.  The date of  grant of an Option under
               -------------------------

the Plan shall, for all  purposes, be the date specified in such  grant.  Notice shall be  given to each  Employee to whom  an Option has  been granted within  a reasonable time after the date of such grant.

          10.  Effective Date, Approval of Stockholders.
               ----------------------------------------

               (a)  The Plan shall become effective immediately upon adoption by the Board, subject to the approval by the stockholders of the  Company within 12 months after  the adoption of the Plan by the Board.  The Plan shall continue in effect for a term of 10 years from the date the Plan is adopted by the Board.

               (b)  The 1991 amendment  to paragraph 3 of the  Plan shall become effective as of  the date of stockholder approval  and adoption of the  Plan, as amended and restated, with the exception of the amendments contained in subpara-

graph 4(a), which provisions
shall become effective as of September 1, 1992.

          11.  Modification of Options.  At any  time and from time to time  the
               -----------------------

Board may authorize the Committee to direct execution of an instrument providing for the  modification, extension, or renewal of any outstanding Option;  provid-

ed, however,  that no such modification,  extension, or renewal shall  confer on the Optionee any right or  benefit which could not then  be conferred on him  by the grant of a new Option nor shall it impair such Option without the consent of the Optionee.

          12.  Amendment  and Termination  of the  Plan.   The Board  may alter,
               ----------------------------------------

suspend, or  discontinue  the Plan,  except  that no  action  of the  Board  may increase (other than as provided in  paragraph 10 hereof) the maximum number  of

Shares subject to Options or available for  the grant of Options under the Plan,

reduce the applicable  minimum exercise price, extend the  maximum period within which  Options may  be exercised under  the Plan,  or change the  designation of persons eligible to  receive Options under the  Plan, unless such action  of the

Board shall be  subject to approval or  ratification by the stockholders  of the

Company.   No action of the  Board shall, without  the consent of  the Optionee,

impair any then outstanding Option.

          13.  Conditions Upon Issuance of Shares.  No Shares shall be delivered
               ----------------------------------

pursuant to the exercise of any Option unless  the delivery of such Shares shall comply (in the opinion  of counsel to the Company) with  all relevant provisions of law, including, without limitation,  the Securities Act of 1933, as  amended,

the  rules and regulations promulgated thereunder,  any applicable state securi-

ties laws, and  the requirements  of any  stock exchange upon  which the  Common

Stock may  then be listed.   As a  condition to the  exercise of an  Option, the

Company may require the exercising Optionee to make such written representations

and
warranties as  may be necessary to assure the  availability of an exemption from

any registration  requirements of federal or  state securities laws.    Certifi-

cates representing Shares  issued upon  the exercise  of any Option  may bear  a legend restricting  transfer of the Shares except in compliance with Federal and

State securities statutes  or an exemption therefrom, if available;   failure of

any  certificates to contain such a legend shall  not constitute a waiver by the

Company of any  such registration requirements.  The Company, in its discretion,

may require  any Optionee  to bear  (i) his  or her  proportionate share of  the

Company's costs of  the registration of his Underlying  Shares under the Securi-

ties  Act of 1933, as amended (the "Act")  or any other federal or state securi-

ties  laws, or (ii)  the Company's  cost of obtaining  the opinion of  its legal counsel (not  in excess  of $500  per transaction  for sales  effected prior  to

January 1, 1994, nor in excess  of $1,000 per transaction thereafter) as to  the availability of any  exemption from the Act  or any other applicable  federal or

state securities laws.   The foregoing  shall not be  construed to obligate  the

Company to effect any registration under the Act or other securities laws.

          14.  Gender and Number.
               -----------------

               (a)  The use of  any gender herein shall be  construed to include all other  genders, unless the context clearly indicates  that less than all the genders is intended.

               (b)  The use of  the singular  or of the  plural herein shall  be construed to  include  both the  singular  and the  plural, unless  the  context clearly indicates that only the singular or only the plural is intended.